Exhibit 99.2

Dyadic Announces Mailing of Notice of Annual Stockholders Meeting to be held on Friday, June 20, 2008

JUPITER, Fla – May 13, 2008 -- Dyadic International, Inc. (the "Company") announced today that, in accordance with the Order of the Delaware Court of Chancery in Emalfarb v. Dyadic International, Inc. (C.A. No. 3353-VCP) previously reported in a Current Report on Form 8-K filed with the SEC on April 15, 2008, on Friday, May 9, 2008, it mailed to its stockholders of record as of the close of business on April 23, 2008 a notice of its annual meeting of stockholders to be held on Friday, June 20, 2008, at 10:00 a.m., EDT, at the Doubletree Hotel, 4431 PGA Boulevard, Palm Beach Gardens, Florida 33410.

The purpose of the annual meeting will be to elect one Class III director, for a two-year term ending in 2010, and two Class I directors, each for a three-year term ending in 2011.  As a result, three of the Company's five directors are up for election at the annual meeting.

At this time, the Executive Committee of the Company's Board of Directors does not intend to nominate any director candidates at the annual meeting or to solicit proxies in connection with the annual meeting.

All stockholders are cordially invited to attend the meeting in person or by proxy.  If a stockholder desires to attend the meeting by proxy and requires further information, he or she should contact Neil Berkman, Investor Relations representative of Dyadic International, Inc., by phone at (310) 826-5051, or Email directly to info@berkmanassociates.com.

13D Group
On November 13, 2007, a group of stockholders of the Company, consisting of Mark A. Emalfarb, The Pinnacle Fund, L.P., Barry M. Kitt, The Francisco Trust U/A/D February 28, 1996, Tom Juda, Nancy Juda, J. Steven Emerson and David M. Knott (collectively, the "13D Group") filed a statement on Schedule 13D with the SEC reporting that they beneficially owned an aggregate of 16,392,159 shares, or 52.4%, of the Company's issued and outstanding common stock as of October 31, 2007 and had agreed to act as a group for the purpose of voting all shares of the Company's common stock owned or controlled by them pursuant to a voting agreement (the "Voting Agreement") entered into as of October 31, 2007.  For additional information regarding the 13D Group, the Voting Agreement and other related information, see the Schedule 13D filed by the 13D Group with the SEC on November 13, 2007 and the Schedule 13D/A filed by the 13D Group with the SEC on April 15, 2008.  These documents can be accessed on the SEC's Internet website at http://www.sec.gov.

On or about April 25, 2008, the Company received a notice from The Mark A. Emalfarb Trust U/A/D October 1, 1987 (the "Emalfarb Trust"), one of the parties to the Voting Agreement, of its intention to appear in person or by proxy at the annual meeting to nominate Mark A. Emalfarb, Seth J. Herbst and Robert D. Burke for election as the Class III and Class I directors.  In addition, in its notice, the Emalfarb Trust informed the Company that Mark A. Emalfarb had obtained irrevocable proxies from the parties to the Voting Agreement (and/or certain persons or entities affiliated with them) authorizing Mr. Emalfarb to vote approximately 50.1% of the Company's issued and outstanding common stock, including at the annual meeting.

The Company has not independently verified, and takes no responsibility for, the accuracy or completeness of any information contained in the 13D Group's Schedule 13D filings, as amended, the notice from the Emalfarb Trust or any information otherwise provided by the Emalfarb Trust, any member of the 13D Group or any of their respective affiliates.

Deregistration and Suspension of Duty to File Reports
As previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on March 4, 2008, pursuant to the filing of Form 25 (File No. 001-32513) by the American Stock Exchange with the SEC on January 30, 2008, the Company's common stock was automatically withdrawn from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), effective April 29, 2008.

Pursuant to Section 15(d) of the Exchange Act, the Company's duty to file reports (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) with the SEC was automatically suspended for the fiscal year ending December 31, 2008 (the "2008 Fiscal Year") because the Company had fewer than 300 holders of record of its common stock at the beginning of the 2008 Fiscal Year.

Consequently, among other things, the Company is no longer required to file reports with the SEC for at least the remainder of the 2008 Fiscal Year and until such time (if ever) that the Company has 300 or more holders of record of its common stock at the beginning of any fiscal year in the future; and the Company is no longer subject to the proxy rules under Section 14 of the Exchange Act.

Notwithstanding the foregoing, the Company currently intends to continue, when and if it deems appropriate -- through the filing of Form 8-Ks and/or the issuance of press releases -- to inform its stockholders of the occurrence of events that the Company deems to be important to its stockholders.

On May 13, 2008, the Company filed with the SEC a Current Report on Form 8-K, which includes a copy of this press release and a copy of the notice of its annual meeting of stockholders as exhibits.

About Dyadic
Dyadic International, Inc. is a biotechnology company that uses its patented and proprietary technologies to conduct research and development activities for the discovery, development, and manufacture of products and enabling solutions to the bioenergy, industrial enzyme and pharmaceutical industries.

Cautionary Statement for Forward-Looking Statements
Certain statements contained in this press release are "forward-looking statements." These forward-looking statements involve risks and uncertainties that could cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of these risks and uncertainties, please see the Company's filings from time to time with the Securities and Exchange Commission, which are available free of charge on the SEC's web site at http://www.sec.gov, including the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, and the Company's subsequent filings with the SEC.  Except as required by law, the Company expressly disclaims any intent or obligation to update any forward-looking statements.

Contact:

Neil Berkman
Berkman Associates
Investor Relations Counsel to Dyadic International, Inc., 310-826-5051
info@berkmanassociates.com